INTERNATIONAL TOWER HILL MINES LTD

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Form of Proxy - Annual General Meeting to be held on October 21, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every shareholder has the right to appoint some other person or company of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered must sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the shareholder.
5. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the undersigned registered shareholder(s), on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, where no choice is or both choices are, specified by a shareholder with respect to a resolution set out in this proxy, the proxyholder is directed to vote the securities represented by this proxy as recommended by Management.
6. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
7. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 9:00 a.m., PDT on Friday, October 17, 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER **HOLDER ACCOUNT NUMBER** **ACCESS NUMBER**

11AU08072.E.SEDAR/000001/000001/i

Appointment of Proxyholder

The undersigned registered shareholder ("Registered Shareholder") of International Tower Hill Mines Ltd. (the "Company") hereby appoints: Hendrik Van Alphen, the Chairman of International Tower Hill Mines Ltd., or failing this person, Lawrence W. Talbot, the Vice-President and General Counsel of International Tower Hill Mines Ltd,

OR

Print the name of the person you are appointing in place of: Hendrik Van Alphen and Lawrence W. Talbot.

as my/our proxy holder, with full power of substitution, to attend, act and vote for and on behalf of the Registered Shareholder(s), in accordance with the following directions (or, if no directions have been given or both choices are specified, as recommended by management) and in his discretion on all other matters that may properly come before the Annual General Meeting of International Tower Hill Mines Ltd. to be held at Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia, on Tuesday, October 21, 2008 at 9:00 a.m. and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. **Election of Directors**

	For	Withhold		For	Withhold		For	Withhold
01. Hendrik Van Alphen	☐	☐	02. Michael Bartlett	☐	☐	03. Benjamin Guenther	☐	☐
04. Anton Drescher	☐	☐	05. Ronald Sheardown	☐	☐	06. Rowland Perkins	☐	☐

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	For	Withhold
2. **Appointment of Auditors** Appointment of MacKay LLP as Auditors of the Company for the fiscal year ending May 31, 2009 and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against
3. **Incentive Stock Options** To approve amendments to the exercise price and term of certain incentive stock options held by insiders.	☐	☐

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	For	Against
4. **Stock Option Plan** To re-approve the Company's 2006 Incentive Stock Option Plan.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. Except to the extent otherwise set forth hereon, I/We hereby revoke any proxy previously given with respect to the Meeting.

Signature(s)

Date

DD / MM / YY